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                                                                Exhibit 22.1



                               AIRSENSORS, INC.
                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



                 Name                      Jurisdiction of Incorporation
     ----------------------------          -----------------------------
      IMPCO Technologies, Inc.                Delaware

      Fuel Injection Centers of
        America, Inc.                         Washington

      Canadian AirSensors, Inc.               British Columbia, Canada

      IMPCO Europe B.V.                       Holland

      IMPCO Media Europe B.V.                 Holland

      IMPCO Technologies Pty Ltd              Australia